SECOND AMENDMENT TO
                       TERM LOAN AGREEMENT



     THIS SECOND AMENDMENT TO TERM LOAN AGREEMENT (this "Amendment") is made and dated as of September 28, 2000, among MATTEL, INC., a Delaware corporation (the "Company"), THE LENDERS (as defined below) and THE INDUSTRIAL BANK OF JAPAN, LIMITED, as administrative agent for the Lenders (in such capacity, the "Administrative Agent"), and amends the Term Loan Agreement dated as of July 17, 2000, among the Company, the financial institutions party thereto from time to time as lenders (each individually referred to herein as a "Lender" and collectively as the "Lenders"), the Administrative Agent, and each of The Industrial Bank of Japan, Limited and Bear, Stearns & Co. Inc., as co-syndication agents, as amended by the First Amendment to Term Loan Agreement dated August 17, 2000 (the "Agreement").


                             RECITAL

     The Company, the Lenders and the Administrative Agent desire to amend the Agreement on the terms and conditions set forth herein.

     NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:


     1.    Terms.   All  terms used herein shall  have  the  same
meanings as defined in the Agreement unless otherwise defined herein.

     2.     Amendments.   The  Company,  the  Lenders   and   the
Administrative Agent hereby agree to amend the Agreement as follows:

     2.01  Section  7.05  of  the Agreement (Consolidated  Funded
Indebtedness to Total Capitalization) is amended and restated in its entirety as follows:

          "7.05 Consolidated Funded Indebtedness to Total Capitalization. The Company shall not permit the ratio of (a) the sum of (i) Consolidated Funded Indebtedness plus (ii) Combined Purchasers' Investments to (b) the sum of (i) Consolidated Funded Indebtedness plus (ii) Combined Purchasers' Investments plus (iii) the Consolidated Net Worth of the Company and its Subsidiaries, all on a consolidated basis determined in conformity with GAAP, to exceed (A) at the end of the fiscal quarter ending September 30, 2000, 68%, (B) at the end of the fiscal year ending December 31, 2000, 58%, (C) at the end of each of the first three fiscal quarters in each fiscal year thereafter, 60%, and (D) at the end of each fiscal year thereafter, 50%."

     2.02 The chart at the end of the last line of Section I.G of Attachment No. 1 to Exhibit D to the Agreement (Officers'
Certificate) is amended and restated in its entirety as follows:

             Period                          Maximum
                                             Percentage
-------------------------------------------------------

Fiscal quarter ending September 30, 2000     68%

Fiscal year ending December 31, 2000         58%
-------------------------------------------------------

First 3 fiscal quarters of each              60%
fiscal year thereafter
End of each fiscal year                      50%
thereafter

     3. Representations and Warranties. The Company represents and warrants to the Lenders and the Administrative Agent:

     3.01 Authorization. The execution, delivery and performance of this Amendment by the Company have been duly authorized by all necessary corporate action by the Company and have been duly executed and delivered by the Company.

     3.02 Binding Obligation. This Amendment and the Agreement, as amended hereby, are legal, valid and binding agreements of the Company, enforceable in accordance with their respective terms, except to the extent enforceability thereof may be limited by applicable law relating to bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or limiting creditors' rights generally or by the application of general principles of equity.

     3.03 No Legal Obstacle to Agreements. Neither the execution of this Amendment, the making by the Company of any borrowings under the Agreement, as amended hereby, nor the performance of the Agreement, as amended hereby, by the Company has constituted or resulted in or will constitute or result in a breach of the provisions of any material agreement to which the Company is a party or subject, the violation of any law, judgment, decree or governmental order, rule or regulation applicable to the Company, or the creation under any material agreement of any security interest, lien, charge, or encumbrance upon any of the assets of the Company. No approval or authorization of any Governmental Person is required to be obtained by the Company to permit the execution, delivery or performance by the Company of this Amendment, the Agreement as amended hereby, or the transactions contemplated hereby or thereby, or the making of any borrowing by the Company under the Agreement, as amended hereby.

     3.04 Incorporation of Certain Representations. The representations and warranties set forth in Section 5 of the Agreement are true and correct in all material respects on and as of the date hereof as though made on and as of the date hereof except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties were true and correct in all material respects on and as of such earlier date.

     3.05  Default.   No  Default or Event of Default  under  the
Agreement has occurred and is continuing or would be caused by the effectiveness of this Amendment.

     4. Conditions to Effectiveness. The effectiveness of this Amendment shall be subject to the delivery of the following to the Administrative Agent in form and substance satisfactory to the Administrative Agent:

     4.01  Amendment.   This  Amendment,  duly  executed  by  the
Company, the Requisite Lenders and the Administrative Agent.

     4.02 Consent of Guarantors. A consent to this Amendment, duly executed by Mattel Sales and Fisher-Price.

     4.03 Corporate Resolutions. A copy of a resolution or resolutions passed by the Board of Directors of the Company, certified by the Secretary or an Assistant Secretary of the Company as being in full force and effect on the date hereof, authorizing the amendments to the Agreement herein provided for and the execution, delivery and performance of this Amendment and any instrument or agreement required hereunder.

     4.04 Authorized Signatories. A certificate, signed by the Secretary or an Assistant Secretary of the Company dated the date hereof, as to the incumbency of the person or persons authorized to execute and deliver this Amendment and any instrument or agreement required hereunder on behalf of the Company.

     5.   Miscellaneous.

     5.01  Effectiveness  of  the Agreement.   Except  as  hereby
amended, the Agreement shall remain in full force and effect.

     5.02 Counterparts. This Amendment may be executed in any number of counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument. This Amendment shall become effective as of the effective date written above when the conditions set forth in
Section 4 have been fulfilled.

     5.03 Jurisdiction. This Amendment, and any instrument or agreement required hereunder, shall be governed by and construed under the laws of the State of California.

     IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to Term Loan Agreement to be duly executed and delivered as of the date first written above.


                              MATTEL, INC.

                              By: /s/ William Stavro
                                --------------------------
                                William Stavro
                                Senior Vice President and
                                Treasurer

                              THE INDUSTRIAL BANK OF JAPAN,
                              LIMITED,
                              as Administrative Agent and a Lender

                              By: /s/ Vincente L. Timiraos
                                ---------------------------------
                              Name: Vincente L. Timiraos
                              ____________________________________
                              Title: Joint General Manager
                              _____________________________________

                              FIRST UNION SECURITIES, INC.

                              By: /s/ Susan Heavern
                                --------------------------------
                              Name: Susan Heavern
                              Title: Assistant Vice President,
                                     Corporate Banking

                              BANK HAPOALIM B.M.

                              By: /s/ Laura Anne Raffa
                                --------------------------------
                              Name: Laura Anne Raffa
                              Title: First Vice President &
                                     Corporate Manager



                              By: /s/ Shaun Breidbart
                                --------------------------------
                              Name: Shaun Breidbart
                              Title: Vice President

                              ERSTE BANK DER OESTERREICHISCHEN
                              SPARKASSEN AG - NEW YORK

                              By: /s/ Rima Terradista
                                --------------------------------
                              Name: Rima Terradista
                              Title: Vice President


                              By: /s/ Arcinee Hovanessian
                                --------------------------------
                              Name: Arcinee Hovanessian
                              Title: Vice President
                                     Erste Bank New York Branch

                              CHANG HWA COMMERCIAL BANK, LTD. NEW
                              YORK BRANCH

                              By: /s/ Wan-Tu Yeh
                                --------------------------------
                              Name: Wan-Tu Yeh
                              Title: SVP & General Manager

                              THE CHUGOKU BANK, LTD.

                              By: /s/ Kozo Nakamura
                                --------------------------------
                              Name: Kpzp Nakamura
                              Title: General Manager

                              TAIPEI BANK, NEW YORK AGENCY

                              By: /s/ Sophia Jing
                                --------------------------------
                              Name: Sophia Jing
                              Title: Acting General Manager

                              UNITED WORLD CHINESE COMMERCIAL BANK,
                              LOS ANGELES AGENCY

                              By: /s/ Shihchen Joseph Jao
                                --------------------------------
                              Name: Shihchen Joseph Jao
                              Title: Vice President &
                                     General Manager

      CONSENT OF MATTEL SALES CORP. AND FISHER-PRICE, INC.
                     TO SECOND AMENDMENT TO
                       TERM LOAN AGREEMENT



     The undersigned Mattel Sales Corp. and Fisher-Price, Inc., as guarantors under their respective Continuing Guaranties dated as of July 17, 2000 (the "Continuing Guaranties"), hereby (i) consent to the foregoing Second Amendment to Term Loan Agreement dated as of September 28, 2000 (the "Amendment") among Mattel, Inc., the Lenders and The Industrial Bank of Japan, Limited, as Administrative Agent, (ii) represent and warrant that there is no defense, counterclaim or offset of any type or nature under the Continuing Guaranties, before or after giving effect to the
Amendment,   and  (iii)  reaffirm  their  obligations   under   the
Continuing Guaranties.

     Dated as of September 28, 2000.


                              FISHER-PRICE, INC.
                              MATTEL SALES CORP.

                              By: /s/ William Stavro
                                -----------------------
                                William Stavro
                                Senior Vice President and
                                Treasurer